Exhibit 1.1

AEGERION PHARMACEUTICALS, INC.

(a Delaware corporation)

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: _____ __, 2010

Aegerion Pharmaceuticals, Inc.

(a Delaware corporation)

[•] Shares of Common Stock

($0.001 Par Value Per Share)

UNDERWRITING AGREEMENT

_____ __, 2010

Leerink Swann LLC

Lazard Capital Markets LLC

As Representatives of

the Several Underwriters

c/o Leerink Swann LLC

One Federal Street

Boston, Massachusetts 02110

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, NY 10020

Ladies and Gentlemen:

Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), confirms its agreement with Leerink Swann LLC (“Leerink Swann”) and Lazard Capital Markets LLC (“LCM”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Leerink Swann and LCM are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) set forth in Schedule A, and (ii) the grant by the Company to the Underwriters, severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock to cover overallotments, if any. The aforesaid [•] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-168721), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to paragraph (b) of

Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing, if applicable, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or, as amended or supplemented, as applicable, will include an untrue statement of a material fact or omitted or, as amended or supplemented, as applicable, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] [a.m/p.m.] (Eastern time) on [•], 2010 or such other time as agreed upon in writing by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

The Company has made available a “bona fide electronic road show” in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that such information consists solely of the Underwriters’ Information (as defined in Section 6(b) hereof).

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and Rule 3600T of the Public Company Accounting Oversight Board.

(iii) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly the financial condition, results of operations and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise stated therein. The selected financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein.

(iv) Good Standing of the Company. The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing as a foreign corporation could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

(v) Subsidiaries. The Company has no subsidiaries (as defined in Rule 405 of the 1933 Act Regulations) and does not otherwise own or control, directly or indirectly, any corporation, association or other entity.

(vi) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth in or contemplated thereby (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-

term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Prospectus or pursuant to the exercise or conversion of outstanding securities, warrants or options referred to in the Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the General Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws.

(viii) Authorization of Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(ix) Authorization and Description of Securities. The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the General Disclosure Package and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(x) Absence of Defaults and Conflicts. The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, license, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any violation of the provisions of the charter or by-laws of the Company or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(xi) Compliance with Applicable Laws. The Company (A) is not in violation of its charter or by-laws, (B) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (C) is not in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets and has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such default, event, violation or failure to obtain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) Absence of Labor Dispute. Except as disclosed in the General Disclosure Package and the Prospectus, no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(xiii) ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA), except in each such case as would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

(xiv) Absence of Proceedings. There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xv) Disclosure of Proceedings, Agreements and Other Legal and Regulatory Matters. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the General Disclosure Package or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required. The Company has no knowledge that any other party to any such contract has any intention not to render full performance as contemplated by the terms thereof. The statements made in the General Disclosure Package and the Prospectus under the captions “Business—Licenses,” “Business—Regulatory Matters,” “Description of Capital Stock,” “Underwriting” (only with respect to the description of the Agreement) and in Item 14 and 15 of Part II insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s charter or by-laws, are correct in all material respects.

(xvi) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package and the Prospectus, (A) the Company owns, possesses or has adequate rights to use the Company Intellectual Property (as defined below), (B) the Company has not received any notice of any infringement of, or conflict with, any Intellectual Property (as defined below) of any third party, and the Company is not aware of any basis for any such claim, (C) the Company is not obligated to pay a material royalty, grant a material license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (D) to the best of the Company’s knowledge, the operation of the business now conducted or as planned to be conducted by the Company as disclosed in the General Disclosure Package or the Prospectus should not be found to infringe any claim of a third-party patent, (E) to the best of the Company’s knowledge, the operation of the business now conducted or as planned to be conducted by the Company as disclosed in the General Disclosure Package or the Prospectus should not be found to infringe any non-patented Intellectual Property right of any third party and (F) the Company is not aware of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. For purposes of this Agreement, “Intellectual Property” means patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, and “Company Intellectual Property” means Intellectual Property that is necessary to carry on the business now operated and as planned to be operated by the Company as disclosed in the General Disclosure Package and the Prospectus.

(xvii) Patent Applications. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company is in compliance with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the knowledge of the Company, the Company is in compliance with the duty of candor and disclosure for the Company Patent Applications pending in countries outside the United States. The Company has not intentionally withheld from the PTO any information material to a determination of patentability of claims pending in the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to the Company Patent Applications.

(xviii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus, except for (A) the registration of the Securities under the 1933 Act, (B) such consents, approvals, authorizations, registrations or qualifications as have been obtained and (C) and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “1934 Act”), applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Stock Market.

(xix) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx) Possession of Licenses and Permits. The Company has such permits, licenses, franchises and other approvals or authorizations of governmental or regulatory authorities (“Permits”), including without limitation all such Permits required by the United States Food and Drug Administration (the “FDA”) as are necessary under applicable law to conduct its business in the manner described in the General Disclosure Package and the Prospectus, except for any of the foregoing that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has satisfied all of the requirements of the Permits, except where such failure, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no Permit is subject to revocation or termination, except where any revocation or termination could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Investigational New Drug Applications. Except as disclosed in the General Disclosure Package and the Prospectus or as otherwise could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company has not failed to submit to the FDA an Investigational New Drug Application for a clinical trial it has conducted or sponsored or is conducting or sponsoring and (B) all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions.

(xxii) Preclinical Studies and Tests and Clinical Trials. The tests, nonclinical studies and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the results of such tests, studies and trials contained in the General Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading. To the Company’s knowledge, there have been no tests, studies or trials conducted with respect to the Company’s product candidates not described in the General Disclosure Package and the Prospectus the results of which reasonably call into question the results of the tests, studies and trials described in the General Disclosure Package and the Prospectus; and, except as disclosed in the General Disclosure Package and the Prospectus, the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials, conducted by or on behalf of the Company which termination, suspension, clinical hold or material modification would reasonably be expected to have a Material Adverse Effect.

(xxiii) Title to Property. The Company has good and marketable title in fee simple to all real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except for a security interest in favor of Hercules Technology Growth Capital, Inc. or such as are disclosed in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company.

(xxiv) Investment Company Act. The Company is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the General Disclosure Package and the Prospectus, will not be, (A) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder or (B) a “business development company” (as defined in Section 2(a)(48) of the 1940 Act).

(xxv) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (B) the Company is not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and (C) the Company does not anticipate material capital expenditures relating to Environmental Laws.

(xxvi) Registration Rights. Except for such rights as have been previously waived in writing, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

(xxvii) Accounting Controls. The Company (A) makes and keeps accurate books and records and (B) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the 1934 Act and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxviii) Internal Control over Financial Reporting. Since the date of the most recent balance sheet of the Company reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (A) the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (B) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxix) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the 1934 Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxx) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxxi) Listing Approval. The Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on the NASDAQ Global Market.

(xxxii) FINRA Matters. Except as disclosed in writing to the Representatives, neither the Company nor, to the Company’s knowledge, the Company’s officers, directors or affiliates (within the meaning of FINRA Conduct Rule 2720(f)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, paragraph (ff) of the By-laws of FINRA) of any member firm of FINRA.

(xxxiii) Payment of Taxes. The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiv) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xxxv) Insurance. The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company believes is adequate for the conduct of its business and the value of its property and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business and at a cost that could not reasonably be expected to have a Material Adverse Effect.

(xxxvi) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) Director and Officer Questionnaires. The Company has provided the Underwriters with director and officer questionnaires (each, a “D&O Questionnaire”) for each member of the Company’s Board of Directors and senior management listed in the General Disclosure Package and the Prospectus. To the knowledge of the Company, each D&O Questionnaire is complete and accurate in all material respects and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading as of the date hereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery). The Company agrees to promptly inform the Representatives at any time when it (or any officer or director thereof) should learn of any fact that would cause any such D&O Questionnaire to not be complete and accurate in all material respects or to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date hereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery).

(xxxviii) Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(xxxix) Commission Agreements. Except as described in the General Disclosure Package and the Prospectus, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”).

(xl) Anti-Corruption Laws. None of the Company or any director or officer, nor, to the Company’s knowledge, any affiliate or any employee, agent or representative of the Company or of any of its affiliates, has taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company has conducted its businesses in compliance with applicable anti-corruption laws and has instituted policies and procedures designed to promote and achieve compliance with such laws.

(xli) Foreign Corrupt Practices Act. The Company has not, nor, to the knowledge of the Company, has any director, officer, agent, employee or other person associated with or acting on behalf of the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xlii) Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xliii) OFAC. The Company is not, nor, to the knowledge of the Company, is any director, officer, agent, employee or affiliate of the Company currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliv) Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(xlv) Related Party Transactions. Except as disclosed in the General Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in General Disclosure Package and the Prospectus which is not so described.

(xlvi) Discrimination Laws. The Company is not in violation of nor has it received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than two full business days, unless the Date of Delivery is at the Closing Time, or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless in each case the Representatives and the Company otherwise agree in writing. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments, which shall not reduce the total number of Option Securities being purchased, as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. The Initial Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter against payment of the purchase price for the Initial Securities at 9:00 A.M. (Eastern time) on the fourth (third, if the pricing occurs before 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made in the same manner as set forth above, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of Federal (same day) funds or other immediately available funds in the City of New York to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Subject to Section 10, Leerink Swann or LCM, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The documents to be delivered at the Closing Time or the relevant Date of Delivery, as the case may be, by or on behalf of the parties hereto pursuant to Section 5 hereof shall be delivered at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Representatives and the Company.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives at the office of DTC or its designated custodian not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will from time to time take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect and reasonable best efforts to maintain the listing of the Securities on the NASDAQ Global Market.

(j) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, without the written consent of Leerink Swann and LCM: (i) offer, pledge, sell, issue, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or any other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file with the Commission a registration statement under the 1933 Act relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to take any such action. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or that is described in the General Disclosure Package and the Prospectus, (c) the grant by the Company of stock options or other stock-based awards (or the issuance of shares of Common Stock upon exercise thereof) to eligible participants pursuant to employee benefit or equity incentive plans of the Company described in the General Disclosure Package and the Prospectus, provided that, prior to the grant of any such stock options or other stock-based awards that vest within the Lock-Up Period, each recipient of such grant shall sign and deliver a lock-up agreement substantially in the form of Exhibit A hereto or (d) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company described in the General Disclosure Package and the Prospectus to the Company’s “employees” (as that term is used in Form S-8). The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date of the Prospectus or such earlier date that Leerink Swann and LCM consent to in writing. Notwithstanding the foregoing, if (A) during the last 17 days of the initial 180-day Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the initial 180-day Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the Lock-Up Period shall continue until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Leerink Swann and LCM of any earnings release, news or event that may give rise to an extension of the initial 180-day Lock-Up Period.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the free writing prospectuses, if any, specified in Schedule D hereto, each of which shall therefore be considered a Permitted Free Writing Prospectus. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors,

(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (but specifically excluding the travel and lodging expenses of the representatives of the Underwriters), and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i). It is understood that, subject to this Section and Section 4(b) hereof, the Underwriters shall pay their own costs and expenses, including without limitation the costs and expenses of their own counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for the Company. At Closing Time, the Representatives shall have received the written opinion, dated as of Closing Time, of (i) Goodwin Procter LLP, counsel for the Company, substantially in the form of Exhibit B-1 hereto, together with a negative assurance letter, dated as of the Closing Time, substantially in the form of Exhibit B-2 hereto, and (ii) Goodwin Procter LLP, as special intellectual property counsel for the Company, substantially in the form of Exhibit B-3 hereto, together with signed or reproduced copies of such opinion letter for each of the other Underwriters.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the written opinion, dated as of Closing Time, of Wilmer Cutler Pickering Hale and Dorr LLP,

counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request.

(d) No Changes. Since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, except as set forth in or contemplated thereby, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company; and (iii) there shall not have been any change in the capitalization of the Company the effect of which, in any such case described in clause (i), (ii) or (iii) hereof, is, in the judgment of the Representatives, so material and adverse as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package or to enforce contracts for sale of the Securities.

(e) No Material Misstatement or Omission. No Underwriter shall have discovered and disclosed to the Company that the Registration Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(f) No Restrictions. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or that could have a Material Adverse Effect, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or that could have a Material Adverse Effect.

(g) Officers’ Certificate. The Representatives shall have received a certificate of the Chief Executive Officer or President and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(j) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion on the NASDAQ Global Market, subject only to official notice of issuance.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received a lock-up agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(l) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the conditions set forth in Sections 5(a), (d), (e) and (f) shall be satisfied as of the Date of Delivery and the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or President and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The written opinions of (x) Goodwin Procter LLP, counsel for the Company, together with a negative assurance letter, and (y) Goodwin Procter LLP, as special intellectual property counsel for the Company, in each case, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b).

(iii) Opinion of Counsel for Underwriters. The written opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each of its and their respective directors, officers, members, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, action, investigation or proceeding, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing, defending against or appearing as a third party witness in respect of any litigation, action, investigation or proceeding, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 6(a); and

(iv) against any failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the offering of the Securities, and which is included as part of or referred to in any loss, liability, claim, damage, expense, action, investigation or proceeding arising out of or based upon matters covered by clause (i), (ii) or (iii) above of this Section 6(a); provided that the Company shall not be liable in the case of any matter covered by this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, liability, claim, damage or expense resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that such information consists solely of the Underwriters’ Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges that the only information that any Underwriter has furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements in the Prospectus set forth (i) on the cover page of the Prospectus as it relates to the expected delivery of shares of Common Stock by the Underwriters, (ii) in the table following the first paragraph under the caption “Underwriting,” (iii) in the first and last paragraphs under the caption “Underwriting—Discounts and Commissions,” (iv) under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and (v) under the caption “Underwriting—Electronic Offer, Sale and Distribution of Shares” (collectively, the “Underwriters’ Information”).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent it shall elect, jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to such indemnified parties; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided further, however, that after notice from the indemnifying party to an indemnified party that the indemnifying party has elected to assume the defense of any action, the indemnifying party shall not be liable to such indemnified party for any legal fees or expenses of any other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party, and in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, action, investigation or proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, action, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for such fees and expenses to which it is entitled hereunder prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, it being understood and agreed that the information supplied by the Underwriters consists solely of the Underwriters’ Information.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents and each of its and their respective directors, officers, members, representatives and agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or any act of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby,

the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Leerink Swann LLC, One Federal Street, 37th Floor, Boston, MA 02110 and c/o Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, with copies (which shall not serve as notice) to (i) Timothy A.G. Gerhold, Leerink Swann LLC, One Federal Street, 37th Floor, Boston, MA 02110, (ii) Equity Syndicate Desk, Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, and (iii) Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: David E. Redlick, Esq.; and notices to the Company shall be directed to it at Aegerion Pharmaceuticals, Inc., CenterPointe IV, 1140 Route 22 East, Suite 304, Bridgewater, New Jersey 08807, Attention: General Counsel, with a copy (which shall not serve as notice) to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, Attention: Jocelyn M. Arel, Esq. and Michael H. Bison, Esq.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or its affiliates or Lazard Frères & Co. LLC has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates and Lazard Frères & Co. LLC may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. General. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, AEGERION PHARMACEUTICALS, INC.

By:
Name: Title:

CONFIRMED AND ACCEPTED, as of the date first above written: LEERINK SWANN LLC

By:
Authorized Signatory

LAZARD CAPITAL MARKETS LLC

By:
Authorized Signatory

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Leerink Swann LLC
Lazard Capital Markets LLC
Needham & Company, LLC
Canaccord Genuity Inc
Collins Stewart LLC

Total

SCHEDULE B

Aegerion Pharmaceuticals, Inc.

(a Delaware corporation)

[•] Shares of Common Stock

($0.001 Par Value Per Share)

1.	The initial public offering price per share for the Securities shall be $[•].

2.	The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share.

SCHEDULE C

List of Persons and Entities Subject to Lock-up

All officers and directors and holders of substantially all the Company’s securities.

SCHEDULE D

Issuer General Use Free Writing Prospectus

[•]

EXHIBIT A

Form of Lock-up Agreement

_____ __, 2010

Leerink Swann LLC

Lazard Capital Markets LLC

As Representatives of

the Several Underwriters

c/o Leerink Swann LLC

One Federal Street

Boston, Massachusetts 02110

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

The undersigned understands that Leerink Swann LLC (“Leerink”) and Lazard Capital Markets LLC (“Lazard”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters (the “Underwriters”), including Leerink and Lazard, of shares of the common stock, $0.001 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Leerink and Lazard, on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) any shares of Common Stock acquired from the Underwriters in connection with the Offering or transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering; (b) transfers of shares of Common Stock in connection with a merger, reorganization or consolidation of the Company with or into another entity (including through the purchase of the outstanding capital stock of the Company) pursuant to which the stockholders of the Company immediately prior to such transaction own less than 50% of the surviving entity’s voting power after such transaction; or (c) transfers of shares of Common Stock or other Company securities if the transfer is (i) by bona fide gift, will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (iii) by distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that (1) such transfer shall not involve a disposition for value and (2) the transferee executes an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this agreement. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, the restrictions set forth in this agreement shall not apply to the establishment of a trading plan with respect to the sale of Common Stock that complies with Rule 10b5-1 under the Exchange Act; provided, however, that such trading plan shall not provide for any sales of Common Stock, and the restrictions set forth in this agreement shall otherwise apply in full force, during the 180-day restricted period or any extension thereof pursuant to this agreement.

In addition, the undersigned agrees that, without the prior written consent of Leerink and Lazard, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Leerink and Lazard that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters, and there is no assurance that the Company and the Underwriters will enter into an Underwriting Agreement with respect to the Offering or that the Offering will be consummated.

If (1) the Company notifies you in writing that it does not intend to proceed with the Offering, (2) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (3) after execution thereof, the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the closing of the Offering, or (4) the Underwriting Agreement is not executed on or prior to December 31, 2010, this agreement shall automatically terminate and the undersigned shall be released from any obligations hereunder.

2

Very truly yours,

Name: Address:

3

EXHIBIT B-1

Form of Opinion for Company Counsel

EXHIBIT B-2

Form of Negative Assurance Letter for Company Counsel

EXHIBIT B-3

Form of Opinion for Company Intellectual Property Counsel